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                                                                    Exhibit 99.1

                            GALILEO TECHNOLOGY LTD.
                 1998 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN


     1.  PURPOSE.

         The purpose of this Plan is to offer Nonemployee Directors of Galileo Technology Ltd. an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Ordinary Shares of the Company. This Plan provides for the grant of Options to purchase Shares. Options granted hereunder shall be "Nonstatutory Options," and shall not include "incentive stock options" intended to qualify for treatment under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended.

     2.  DEFINITIONS.

         As used herein, the following definitions shall apply:

         (a) "ADMINISTRATOR" shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in
Section 3.

         (b) "AFFILIATE" means a parent or subsidiary corporation as defined in the applicable provisions (currently, Sections 424(e) and (f), respectively) of the Code.

         (c) "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

         (d) "CHANGE IN CONTROL" shall mean the occurrence of any one of the following:

              (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, an Affiliate, or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

              (ii) the election of any director of the Company who was not a candidate proposed by a majority of the Board in office prior to the time of such election; or

              (iii) the dissolution or liquidation (partial or total) of the Company or a sale of assets involving 30% or more of the assets of the Company, or any merger or reorganization of the Company, whether or not another entity is the survivor, or other transaction pursuant to which the holders, as a group, of all of the shares of the Company outstanding prior to the transaction hold, as a group, less than 70% of the shares of the Company outstanding after the transaction.
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         (e)  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         (f) "COMPANY" shall mean Galileo Technology Ltd., an Israeli corporation.

         (g) "DISABILITY" means permanent and total disability as determined by the Administrator in accordance with the standards set forth in Section 22(e)(3) of the Code.

         (h) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         (i) "EXPIRATION DATE" shall mean the last day of the term of an Option established under Section 6(e).

         (j) "FAIR MARKET VALUE" means as of any given date (a) the closing price of the Ordinary Shares on the Nasdaq National Market as reported in The
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Wall Street Journal; or (b) if the Ordinary Shares are no longer quoted on the
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Nasdaq National Market but are listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Ordinary Shares on such exchange or system, as reported in The Wall Street
                                                           --- ---- ------
Journal.
-------

         (k) "NONEMPLOYEE DIRECTOR" shall mean any person who is a member of the Board but is not an employee of the Company or any Affiliate of the Company and has not been an employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a director does not in itself constitute employment for purposes of this definition.

         (l) "OPTION" shall mean a stock option granted pursuant to this Plan. Each Option shall be a nonstatutory option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (m) "OPTION AGREEMENT" shall mean the written agreement described in
Section 6 evidencing the grant of an Option to a Nonemployee Director and containing the terms, conditions and restrictions pertaining to such Option.

         (n) "OPTIONEE" shall mean a Nonemployee Director who holds an Option.

         (o) "ORDINARY SHARES" shall mean the Ordinary Shares of the Company.

         (p) "PLAN" shall mean this Galileo Technology Ltd. 1998 Nonemployee Directors Stock Option Plan, as it may be amended from time to time.

         (q) "SECTION" unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

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         (r)  "SHARES" shall mean the Ordinary Shares subject to an Option granted under this Plan.

         (s)  "TAX DATE" means the date defined in Section 7(c).

         (t) "TERMINATION" means, for purposes of the Plan, with respect to an Optionee, that the Optionee has ceased to be, for any reason, a director of the Company.

         (u) "WINDOW PERIOD" means any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings or such other period as is specified in Rule 16b-3(e) under the Exchange Act, as such rule may be amended from time to time, or any successor to such rule.

     3.  ADMINISTRATION.

         (a) ADMINISTRATOR. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee consisting of not fewer than two non-employee directors (as such term is defined in Rule 16b-3(b)(3)(i) of the Exchange Act) (in either case, the "Administrator"). The Administrator shall have no authority, discretion or power to select the Nonemployee Directors who will receive Options hereunder or to set the number of shares to be covered by each Option granted hereunder, the exercise price of such Option, the timing of the grant of such Option or the period within which such Option may be exercised; provided, however, that the Administrator shall have the discretion to change the exercise price of an outstanding option granted under the Plan or to issue new options under the Plan with a lower exercise price in exchange for outstanding options granted under the Plan in connection with a general repricing by the Company of outstanding options. In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Exchange Act. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this
Section 3(a) and revest in the Board the administration of the Plan.

         (b) ADMINISTRATOR DETERMINATIONS BINDING. Subject to the limitations set forth in Section 3(a), the Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it from time to time shall deem advisable, may interpret the terms and provisions of the Plan, any Option and any Option Agreement and may otherwise supervise the administration of the Plan. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and Optionees. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan or any Option.

     4.  ELIGIBILITY.

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         Only Nonemployee Directors may receive Options under this Plan.

     5.  SHARES SUBJECT TO PLAN.

         (a) AGGREGATE NUMBER. Subject to Section 9, the total number of Ordinary Shares reserved and available for issuance pursuant to Options under this Plan shall be 100,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or shares reacquired in private transactions or open market purchases, but all shares issued under the Plan regardless of source shall be counted against the 100,000 share limitation. If any Option terminates or expires without being exercised in full, the shares issuable under such Option shall again be available for issuance in connection with other Options. If Ordinary Shares issued pursuant to an Option are repurchased by the Company, such Ordinary Shares shall not again be available for issuance in connection with Options. To the extent the number of Ordinary Shares issued pursuant to an Option is reduced to satisfy withholding tax obligations, the number of shares withheld to satisfy the withholding tax obligations shall not be available for later grant under the Plan.

         (b) NO RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the issuance (as evidenced by the appropriate entry on the books of the Company or its duly authorized transfer agent) of a stock certificate evidencing such Shares. Subject to Section 9, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions, or other rights for which the record date is prior to the date the certificate is issued.

     6.  GRANT OF OPTIONS.

         (a) MANDATORY INITIAL OPTION GRANTS. Subject to the terms and conditions of this Plan, if any person who is not, and has not been in the preceding 12 months, an officer or employee of the Company is elected or appointed a member of the Board at the 1998 Annual Meeting of Shareholders of the Company, then on the effective date of such appointment or election the Company shall grant to such Nonemployee Director an Option to purchase 25,000 shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant. Thereafter, if any person who is not, and has not been in the preceding 12 months, an officer or employee of the Company and who has not previously been a member of the Board is elected or appointed a member of the Board, then on the effective date of such appointment or election the Company shall grant to such new Nonemployee Director an Option to purchase 25,000 shares at an exercise price equal to the Fair Market Value of such Shares on the date of such option grant. Any Option granted pursuant to this Section 6(a) shall be referred to as an "Initial Option." The Chairman of the Board may, at his discretion, increase the number of Shares subject to the Initial Option.

         (b) MANDATORY ANNUAL OPTION GRANTS. Subject to the terms and conditions of this Plan, on the date of the first meeting of the Board immediately following the annual meeting of shareholders of the Company (even if held on the same day as the meeting of shareholders) commencing with the annual meeting of shareholders held in 1999, the Company

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shall grant to each Nonemployee Director then in office (other than a
Nonemployee Director who received a grant under Section 6(a) on or after the record date for such annual meeting) an Option to purchase 6,250 shares at an exercise price equal to the Fair Market Value of such shares on the date of such option grant. Any Option granted pursuant to this Section 6(b) shall be referred to as an "Annual Option."

         (c)  VESTING OF INITIAL GRANT. Each Initial Option granted under
Section 6(a) shall become exercisable with respect to one forty-eighth of the number of Shares covered by such Initial Option for each month that elapses after the date of grant, so that such Initial Option shall be fully exercisable on the fourth anniversary of the date such Initial Option was granted.

         (d) VESTING OF ANNUAL GRANT. Each Annual Option granted under Section 6(b) shall become exercisable with respect to one-twelfth of the number of Shares covered by such Annual Option one month after the third anniversary of the date such Annual Option was granted, and with respect to an additional one-twelfth of the number of Shares covered by such Annual Option for each month thereafter, so that such Annual Option shall be fully exercisable on the fourth anniversary of the date such Annual Option was granted.

         (e) TERM. Subject to the other provisions of this Plan, each Option granted pursuant to this Plan shall be for a term of ten years.

         (f) LIMITATION ON OTHER GRANTS. The Administrator shall have no discretion to grant Options under this Plan other than as set forth in Sections 6(a) and 6(b).

         (g) OPTION AGREEMENT. As soon as practicable after the grant of an Option, the Optionee and the Company shall enter into a written Option Agreement which specifies the date of grant, the number of Shares, the option price, and the other terms and conditions applicable to the Option.

         (h) TRANSFERABILITY. No Option shall be transferable otherwise than by will or the laws of descent and distribution, and an Option shall be exercisable during the Optionee's lifetime only by the Optionee.

         (i) LIMITS ON EXERCISE. Subject to the other provisions of this Plan, an Option shall be exercisable in such amounts as are specified in the Option Agreement.

         (j) EXERCISE PROCEDURES. To the extent the right to purchase Shares has accrued, Options may be exercised, in whole or in part, from time to time, by written notice from the Optionee to the Company stating the number of Shares being purchased, accompanied by payment of the exercise price for the Shares, and other applicable amounts, as provided in Section 7.

         (k) TERMINATION. In the event of Termination, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part at any time within three months after the date of Termination (but in no event after the Expiration Date),

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but not thereafter. Notwithstanding the foregoing, if Termination is due to retirement, death or Disability, Options held at the date of Termination (and only to the extent then exercisable) may be exercised in whole or in part at any time within two years from the date of Termination (but in no event after the Expiration Date) by the Optionee or by the Optionee's guardian or legal representative in the case of retirement or Disability or in the case of death, by the person to whom the Option is transferred by will or the laws of descent and distribution.

     7.  PAYMENT AND TAXES UPON EXERCISE OF OPTIONS.

         (a) PURCHASE PRICE. The purchase price of Shares issued under this Plan shall be paid in full at the time an Option is exercised.

         (b) DELIVERY OF PURCHASE PRICE. Optionees may make all or any portion of any payment due to the Company

              (i)  upon exercise of an Option, or

              (ii) with respect to federal, state, local or foreign tax payable in connection with the exercise of an Option, by delivery of (x) cash, (y) check, or (z) a promissory note of the Optionee. No promissory note under the Plan shall have a term (including extensions) of more than five years or shall be of a principal amount exceeding 90 percent of the purchase price paid by the borrower. Exercise of an Option may be made pursuant to a "cashless exercise/sale" procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company, or pursuant to which Optionees obtain margin loans from brokers to fund the exercise of the Option.

         (c) TAX WITHHOLDING. The Optionee shall pay to the Company in cash, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable (in either case, the "Tax Date"), all applicable federal, state, local and foreign withholding taxes that the Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of the Ordinary Shares acquired upon exercise of an Option or otherwise related to an Option or the Ordinary Shares acquired in connection with an Option.

         A person who has exercised an Option may make an election (i) to deliver to the Company a promissory note of the Optionee on the terms set forth in Section 7(b) or (ii) to have the Ordinary Shares to be obtained upon exercise of the Option withheld by the Company on behalf of the Optionee, to pay the amount of tax that the Administrator, in its discretion, determines to be required to be withheld by the Company.

     Any shares tendered to or withheld by the Company will be valued at Fair Market Value on such date. The value of the Ordinary Shares tendered or withheld may not exceed the required federal, state, local and foreign withholding tax obligations as computed by the Company.


     8.  USE OF PROCEEDS.

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         Proceeds from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

     9.  ADJUSTMENT OF SHARES.

         In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Ordinary Shares, appropriate adjustments shall be made by the Administrator in the aggregate number and kind of shares of stock reserved for issuance under the Plan and in the number, kind and exercise price of shares subject to outstanding Options; provided, however, that the number of shares subject to any Option shall always be a whole number.

    10.  EFFECT OF CHANGE IN CONTROL.

         In the event of a "Change in Control," any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested.

    11.  NO RIGHT TO DIRECTORSHIP.

         Neither this Plan nor any Option granted hereunder shall confer upon any Optionee any right with respect to continuation of the Optionee's membership on the Board or shall interfere in any way with provisions in the Company's Memorandum of Association and Articles of Association relating to the election, appointment, terms of office, and removal of members of the Board.

    12.  LEGAL REQUIREMENTS.

         The Company shall not be obligated to offer or sell any Shares upon exercise of any Option unless the Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws and the regulations of any stock exchange on which the Company's securities may then be listed. The Company shall have no obligation to register the securities covered by this Plan under the federal securities laws or take any other steps as may be necessary to enable the securities covered by this Plan to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in the Shares to comply with applicable securities laws. Certificates evidencing Shares acquired upon exercise of Options shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, this Plan or the Option Agreements.

    13.  DURATION AND AMENDMENTS.

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         (a)  DURATION. This Plan shall become effective upon adoption by the
Board provided, however, that no Option shall be exercisable unless and until written consent of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders' meeting, is obtained within 12 months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect from and after expiration of such 12-month period. The Plan shall terminate automatically on the tenth anniversary of its adoption by the Board.

         (b) AMENDMENT AND TERMINATION. The Board may amend, alter or discontinue the Plan or any Option, but no amendment, alteration or discontinuance shall be made which would impair the rights of an Optionee under an outstanding Option without the Optionee's consent. No amendment shall require shareholder approval except (i) an increase in the total number of shares reserved for issuance under the Plan, (ii) to the extent required by applicable laws, rules or regulations or (iii) to the extent that the Board otherwise concludes that shareholder approval is advisable.

         (c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under this Plan after the termination hereof, except upon exercise of an Option granted before termination. Termination or amendment of this Plan shall not affect any Shares previously issued and sold or any Option previously granted under this Plan.

    14.  RULE 16B-3.

         With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be adjusted to comply with Rule 16b-3, to the extent permitted by law and deemed advisable by the Administrator. It shall be the responsibility of persons subject to Section 16 of the Exchange Act, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3, or if any such person incurs any liability under
Section 16 of the Exchange Act.



Approved by the Board of Directors on June 29, 1998.

Approved by the Shareholders of the Company on August 4, 1998.

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